LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Agreement") is made this 1st day of January, 2015 by and between Bollente, Inc, a Nevada corporation with offices at 15720 N. Greenway Hayden Loop, Suite 2, Scottsdale, AZ 85260 (hereinafter “Tenant"), and Templar Asset Group, LLC, a Delaware limited liability company with offices at 8800 N. Gainey Center Dr., Suite 270, Scottsdale, AZ 85258  (hereinafter "Landlord").

WHEREAS, Tenant desires to lease office space and acquire access to certain services in order to conduct Tenant’s business activities;

WHEREAS, Landlord desires to lease office space and provide access to certain services to Tenant;

NOW, THEREFORE, in consideration of the mutual covenants herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
LEASED SPACE  The office space being leased, located at 15720 N Greenway Hayden Loop,  Scottsdale, AZ 85260, shall consist of approximately 1,800 square feet, including 2 offices, along with reasonable use of common areas, kitchen/break area, classroom and showroom space. Parking shall consist of two (2) reserved, unassigned, covered parking spaces in the rear of the building.

2.
LEASE TERM AND TERMINATION This Agreement shall commence on the date first written above and shall be a twelve (12) months and thereafter shall continue on a month-to-month basis and shall terminate thirty (30) days after receipt of written notice Landlord or Tenant. Occupancy beyond this termination shall be pro-rated and charged at one hundred twenty five percent (125%) of the periodic lease rate, as defined below, of the base lease term.

3.
PERIODIC LEASE RATE  The periodic lease rate shall consist of payments of Four Thousand Dollars ($2,800.00) per month. Payments shall be due in advance on the first business day of the month commencing on the date first written above.

4.	SECURITY DEPOSIT No security deposit has been paid to Landlord pursuant to the Sublease Agreement executed between the parties, January 1, 2015.

5.
TENANT IMPROVEMENTS AND SIGNAGE Costs related to improvement and suite signage shall be paid by Tenant. Exterior building signage shall be allowed, provided it complies with building local codes and is properly permitted with the authority having jurisdiction. Improvements and signage shall be approved by Landlord prior to installation or modifications.

6.
ACCESS AND SECURITY Tenant may elect to install a security system(s) with monitoring service, and shall accept responsibility for taking reasonable steps maintain building security during non-business hours.

7.	ASSIGNMENT The Tenant may not assign this Agreement or his or her interest herein without the prior written consent of Landlord.

8.	AMMENDMENTS No amendment or extension of this Agreement shall be binding unless in writing and signed by both parties.

9.
NO WAIVER  Failure to invoke any right, condition, or covenant in this Agreement by either party shall not be deemed to imply or constitute a waiver of any rights, condition, or covenant and neither party may rely on such failure.

10.
ENFORCEABILITY  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the reminder of the Agreement shall remain in full force and effect and shall be in no way impaired.

11.
ARBITRATION  Any controversy or claim arising out of or relating to this Agreement, or a breach hereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

12.
GOVERNING LAW  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona whose courts shall have exclusive jurisdiction over disputes arising between the parties hereto.

13.
ENTIRE AGREEMENT  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

TENANT:                                                                LANDLORD:

Bollente, Inc.                                                          Templar Asset Group, LLC

/S/ Robertson J. Orr                                                 /S/ Michael Stebbins
Robertson J. Orr                                                                Michael Stebbins
Duly Authorized                                                                Duly Authorized